Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$34,227,880
Realized Trading Gain (Loss) on Swaps	(16,701,512)
Unrealized Gain (Loss) on Market Value of Futures	(99,382,493)
Unrealized Gain (Loss) on Market Value of Swaps	(42,025,416)
Dividend Income	9,153
Interest Income	17,366
ETF Transaction Fees	13,000
Total Income (Loss)	$(123,842,022)

Expenses
Investment Advisory Fee	$846,244
Brokerage Commissions	370,710
Tax Reporting Fees	192,330
NYMEX License Fee	38,958
Non-interested Directors' Fees and Expenses	13,272
Audit Fees	13,151
SEC & FINRA Registration Expense	9,300
Prepaid Insurance Expense	7,847
Legal Fees	4,989
Total Expenses	$1,496,801
Net Gain (Loss)	$(125,338,823)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$2,010,345,733
Additions (14,800,000 Units)	161,877,214
Withdrawals (15,400,000 Units)	(185,275,885)
Net Gain (Loss)	(125,338,823)

Net Asset Value End of Period	$1,861,608,239
Net Asset Value Per Unit (168,997,828 Units)	$11.02

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502